UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 25, 2013

Date of Report (Date of earliest event reported)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

3100 Ocean Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-2000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain Information Not Filed.  The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such Item 2.02 or such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 1.01              Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 25, 2013, Activision Blizzard, Inc., a Delaware corporation (the “Company”), ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (“ASAC”), and acting by ASAC II LLC, its general partner, and Vivendi S.A., a société anonyme organized under the laws of France and an approximately 61% majority shareholder of the Company (the “Seller”), entered into a stock purchase agreement (the “Stock Purchase Agreement”).  Robert A. Kotick, chief executive officer of the Company, and Brian G. Kelly, co-chairman of the board of directors of the Company, are affiliates of ASAC II LLC.

The Stock Purchase Agreement provides for the Company to, upon the terms and subject to the conditions thereof, acquire all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of the Seller (“New VH”), which at the time of purchase will be the direct owner of 428,676,471 shares of the Company’s common stock, par value, $0.000001 (the “Company Common Stock”), in consideration of a cash payment of $5,830,000,005.60, or $13.60 per share for the shares of Company Common Stock being acquired by the Company (the “Purchase Transaction”).  The Stock Purchase Agreement further provides for ASAC to, upon the terms and subject to the conditions thereof, purchase from the Seller 171,968,042 shares of Company Common Stock immediately following the consummation of the Purchase Transaction for an aggregate cash payment of $2,338,765,371.20 or $13.60 per share (the “Private Sale”), provided that such amounts may be reduced under certain circumstances as provided in the Stock Purchase Agreement.

After giving effect to the Purchase Transaction and the Private Sale (without any reduction), (i) the Seller is expected to hold approximately 83 million shares of Company Common Stock (the “Remaining Shares”) or approximately 12% of the Company’s Common Stock, and (ii) ASAC is expected to hold approximately 172 million shares or approximately 24.9% of the outstanding shares of Company Common Stock.  In addition, the Company expects to succeed to certain tax attributes of New VH.

The Stock Purchase Agreement contains covenants, including covenants relating to certain tax matters and proceedings and providing for restrictions on the Seller’s and ASAC’s ability to transfer Company Common Stock, requirements for the Company to file registration statements under certain circumstances and requirements for the Company and ASAC to use their reasonable best efforts to consummate the “Company Debt Financing” and “ASAC Debt Financing”, each as defined in the Stock Purchase Agreement, on or before the closing of the transactions, subject to certain limitations.  The Stock Purchase Agreement further provides that (i) the Seller and its “controlled affiliates”, as defined in the Stock Purchase Agreement, shall not transfer the Remaining Shares for fifteen months following the closing of the Purchase Transaction and Private Sale, with the exception of a three-month window after the first six months in which Seller will be able to sell up to the lesser of (a) 50% of the Remaining Shares and (b) nine percent of the issued and outstanding shares of Company Common Stock as of the date of such sale, and (ii) ASAC shall not transfer its approximately 24.9% ownership interest in the Company Common Stock until the earlier of (a) the end of the 18-month period following the closing of the Purchase Transaction and Private Sale, and (b) the date on which the Seller Entities, as defined in the Stock Purchase Agreement, no longer own 20% or more of the Remaining Shares (subject to certain exceptions to pay off debt incurred by ASAC in connection with the Private Sale as set forth in the Stock Purchase Agreement).

The Stock Purchase Agreement contemplates that the Seller may commence, after the consummation of the Purchase Transaction and Private Sale, one or more registered public offerings (the “Market Offerings”) for the sale of up to all of the Remaining Shares and provides that the Company shall file a shelf registration statement for such Market Offerings, subject to the terms of the Stock Purchase Agreement, including the restrictions set forth above, and the Investor Agreement (defined below).

The conditions to consummation of the Purchase Transaction and Private Sale include, among others, (i) the expiration or termination of any waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 or any similar foreign antitrust, competition or similar applicable law; (ii) in the case of the Company’s obligations to complete the Purchase Transaction, the Company’s receipt of the proceeds of the Company Debt Financing; and (iii) in the case of ASAC’s obligations to complete the Private Sale, ASAC’s receipt of the proceeds of the ASAC Debt Financing.  In addition, the Stock Purchase Agreement specifies that, unless mutually agreed to by the parties, in no event shall the Purchase Transaction be consummated unless the parties are prepared to consummate the Private Sale immediately following the consummation of the Purchase Transaction.

The Stock Purchase Agreement contains certain termination rights for the Company, ASAC and the Seller, including (i) by mutual written consent of the Company, ASAC and the Seller; (ii) by any of the parties if the closing shall not have occurred by October 15, 2013; and (iii) by any party in the event of certain legal restraints prohibiting the consummation of the transactions.

Prior to or concurrently with the closing of the Purchase Transaction and the Private Sale, pursuant to the Stock Purchase Agreement, the Seller will cause each of its designees to the Company’s board of directors (Philippe G. H. Capron, Jean-Yves Charlier, Frédéric R. Crépin, Jean-François Dubos, Lucian Grainge and Régis Turrini) to resign his position as a director on the Company’s board of directors and all committees of the board of directors, effective as of the closing of the transactions.

The Company plans to fund the Purchase Transaction with a combination of approximately $1.2 billion cash on hand and $4.75 billion of debt accessed through the capital markets and bank financings.  The commitment letter for the Company Debt Financing is described further below.  ASAC plans to fund the Private Sale through equity commitments from its investors and debt financing.  ASAC has delivered to the Seller and the Company executed equity commitment letters and subscription agreements from its investors and executed commitment letters with each of Merrill Lynch International and JPMorgan Chase Bank, N.A., London Branch related to the ASAC Debt Financing.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

The Stock Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, ASAC, the Seller or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, ASAC, the Seller or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Stock Purchase Agreement contemplates the ancillary agreements described below, which are to be entered into in connection with the consummation of the Stock Purchase Agreement.

Amended and Restated Investor Agreement

Pursuant to the Stock Purchase Agreement, the Seller, VGAC LLC, a Delaware limited liability company (“VGAC”), Vivendi Games, Inc., a Delaware corporation (“Vivendi Games”), and the Company are required to enter into, at the closing of the Purchase Transaction and Private Sale, an amended and restated investor agreement (the “Investor Agreement”) to amend and restate in its entirety the Investor Agreement, dated as of July 9, 2008 between the Seller, VGAC LLC, Vivendi Games and the Company.

The form of Investor Agreement provides, among other things, that until the six-month anniversary of the first time at which the Seller and its “controlled affiliates”, as defined in the Investor Agreement, no longer beneficially own 5% of the issued and outstanding Company Common Stock, they shall vote, and cause to be voted, all shares of Company Common Stock that represent their shares of Company Common Stock in excess of 9.9% of the issued and outstanding Common Stock (such 9.9%, the “Minority Interest”) (i) in a manner proportionally consistent with the vote of the shares of Company Common Stock not owned by them or (ii) in accordance with the recommendation, if any, of a majority of the independent directors then serving on the Company’s board of directors.  Shares of Company Common Stock owned by the Seller and its controlled affiliates up to the Minority Interest may be voted by the Seller and its controlled affiliates in their sole discretion.  The form of Investor Agreement also provides that the Seller agrees to vote in favor of amendments to the Company’s charter or bylaws proposed by the Company that amend the charter or bylaws in certain circumstances.

The form of Investor Agreement further provides for a standstill on each of the Seller and VGAC, on behalf of themselves and their controlled affiliates, for a period commencing on the date of the Investor Agreement and ending six months after the first date on which the Seller and its controlled affiliates, in the aggregate, beneficially own less than 5% of the issued and outstanding Company Common Stock, during which time the Seller, VGAC and their controlled affiliates may not, among other things, directly or indirectly: (a) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any Company Common Stock (or beneficial ownership thereof) or rights or options to acquire any Company Common Stock (or beneficial ownership thereof) or commence any tender or exchange offer for any Company Common Stock (or beneficial ownership thereof), subject to certain exceptions; or (b) call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or engage in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company.

The form of Investor Agreement also grants to the Seller, its controlled affiliates and each “holder”, as defined in the Investor Agreement, certain registration rights.

A copy of the form of Investor Agreement is attached hereto as Exhibit C to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.  The foregoing description of the Investor Agreement is qualified in its entirety by reference to the full text of the Investor Agreement.

ASAC Stockholders Agreement

Pursuant to the Stock Purchase Agreement, the Company, ASAC and, for the limited purposes set forth in the ASAC Stockholders Agreement, as defined below, Mr. Kotick and Mr. Kelly are required to enter into, at the closing of the Purchase Transaction and Private Sale, a stockholders agreement (the “ASAC Stockholders Agreement”).  The form of the ASAC Stockholders Agreement, provides for, among other things, certain registration rights for ASAC and also imposes certain restrictions on the transfer of ASAC’s (and its controlled affiliates’) shares of Company Common Stock and its acquisition of additional shares of Company Common Stock, subject to the terms and conditions set forth therein.

The form of the ASAC Stockholders Agreement provides that prior to the end of the twelve-month period following the closing of the Purchase Transaction and Private Sale, and thereafter during any regularly scheduled black-out period of the Company or any other trading black-out declared by the Company pursuant to its insider trading policies, ASAC and its controlled affiliates are prohibited from transferring or announcing any intention to transfer their shares of Company Common Stock without the prior written consent of the majority of the Unaffiliated Directors, as defined in the ASAC Stockholders Agreement, subject to certain exceptions set forth in the ASAC Stockholders Agreement.

The form of the ASAC Stockholders Agreement also provides for a standstill that will prohibit ASAC and its controlled affiliates from, among other things, acquiring additional shares of Company Common Stock, calling a meeting of the stockholders of the Company, initiating any stockholder proposal for action by stockholders of the Company or engaging in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, in each case from the closing of the Purchase Transaction and Private Sale until six months after ASAC’s ownership in the Company falls below 5 percent (subject to certain exceptions set forth in the ASAC Stockholders Agreement).

A copy of the form of the ASAC Stockholders Agreement is attached hereto as Exhibit D to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.  The foregoing description of the ASAC Stockholders Agreement is qualified in its entirety by reference to the full text of the ASAC Stockholders Agreement.

Termination Agreement

Pursuant to the Stock Purchase Agreement, the Company, the Seller and Coöperatie Activision Blizzard International U.A. plan to enter into, at the closing of the Purchase Transaction and Private Sale, the termination agreement (the “Termination Agreement”) to modify and terminate the Cash Management Services Agreement, dated June 19, 2008, by and among the Seller, the Company and Activision Blizzard Treasury SAS (the “Cash Management Services Agreement”) and the IP License Agreement, dated as of July 1, 2008, by and among the Company, the Seller and Activision Blizzard Treasury SAS (the “License Agreement”), both of which were assigned by Activision Blizzard Treasury SAS to Coöperatie Activision Blizzard International U.A.  The form of the Termination Agreement provides that the Cash Management Services Agreement shall be terminated as of the effective time of the Termination Agreement and that the License Agreement shall be void as of such effective time.

A copy of the form of Termination Agreement is attached hereto as Exhibit E to the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.  The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement.

In addition to the above ancillary agreements, the Company has entered into the below agreements in connection with the execution of the Stock Purchase Agreement.

Waiver and Acknowledgement Letters

Pursuant to the Stock Purchase Agreement, the Company and each of Mr. Kotick and Mr. Kelly entered into, concurrently with the signing of the Stock Purchase Agreement, certain waiver and acknowledgement letters (the “Waiver and Acknowledgement Letters”), which provide, among other things, (i) that the Purchase Transaction, Private Sale, any Market Offerings by the Seller and restructurings by the Seller and its subsidiaries contemplated by the Stock Purchase Agreement and other transaction documents (the “Transactions”), shall not (or shall be deemed not to) constitute a “change in control” (or similar term) under their respective employment arrangements, including their employment agreements with the Company, the Company’s 2008 Incentive Plan or any award agreements in respect of awards granted thereunder, or any Other Benefit Plans and Arrangements (as defined therein), (ii) (A) that the shares of Company Common Stock acquired by ASAC and held or controlled by the ASAC Investors (as defined therein) in connection with the Transactions will not be included in or count toward, (B) that the ASAC Investors will not be deemed to be a group for purposes of, and (C) any changes in the composition in the board of directors of the Company, in connection with or during the one-year period following the consummation of the Transactions will not contribute towards, a determination that a “change in control” or similar term has occurred with respect to Mr. Kotick and Mr. Kelly’s employment arrangements with the Company, and (iii) for the waiver by Mr. Kotick and Mr. Kelly of their rights to change in control payments or benefits under their employment agreements with the Company, the Company’s 2008 Incentive Plan or any award agreements in respect of awards granted thereunder, and any Other Benefit Plans and Arrangements (in each case, with respect to all current and future grants, awards, benefits or entitlements) in connection with or as a consequence of the Transactions.

Copies of the Waiver and Acknowledgement Letters are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.  The foregoing description of the Waiver and Acknowledgement Letters is qualified in its entirety by reference to the full text of the Waiver and Acknowledgement Letters.

Commitment Letter

The Company intends to fund the Purchase Transaction with approximately $1.2 billion of cash on hand and approximately $4.75 billion of debt, with the debt comprised of $1.0 billion of secured notes and $1.5 billion of unsecured notes sold in the capital markets and the remainder in bank financing.  Pursuant to a financing commitment letter entered into by the Company, Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. (“JPMCB”) and J.P. Morgan Securities LLC as of July 25, 2013 (the “Commitment Letter”), Bank of America and JPMCB have committed, subject to customary conditions, to provide the Company with financing for the Purchase Transaction consisting of (i) new senior secured credit facilities in an aggregate principal amount of $2.5 billion, consisting of a $2.25 billion term loan facility and a $250 million revolving credit facility, and (ii) bridge loan facilities in an aggregate principal amount of $2.5 billion, consisting of unsecured senior increasing rate bridge loans in an aggregate principal amount of $1.5 billion (the “Unsecured Bridge Loans”) and senior secured increasing rate bridge loans in an aggregate principal amount of $1.0 billion (the “Secured Bridge Loans”).  The Commitment Letter provides the Company with the ability to draw on (x) the Unsecured Bridge Loans in the event some or all of the $1.5 billion of new high yield unsecured securities to be issued by the Company are unable to be issued at the time the Purchase Transaction is to be completed and (y) the Secured Bridge Loans in the event some or all of the $1.0 billion of new high yield secured securities to be issued by the Company are unable to be issued at the time the Purchase Transaction is to be completed.

A copy of the Commitment Letter is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 2.02              Results of Operations and Financial Condition.

On July 25, 2013, the Company issued a press release announcing the Stock Purchase Agreement, which included certain preliminary results for the Company for the fiscal quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.  The Company is hosting a conference call and live webcast on Friday, July 26, 2013 at 8:30 a.m. New York time, 2:30 p.m. Paris time, 1:30 p.m. London time to discuss this announcement. The Company welcomes  listeners to the call live by dialing (866) 953-6860 in the U.S. or (617) 399-3484 outside the U.S. and using the passcode 14828517. The live webcast of the call can be accessed at www.activisionblizzard.com.  For those unable to listen to the live conference call, an audio replay of the call will be available through August 9, 2013 and can be accessed by calling (888) 286-8010 in the U.S. or (617) 801-6888 outside the U.S. and using the passcode 30609761. In addition, a webcast replay also will be archived on the Investor Relations section of Activision Blizzard’s website.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is incorporated by reference into this Item 5.02.

Cautionary Note Regarding Forward-Looking Statements.  This Report on Form 8-K and its exhibits contain, or incorporate by reference, certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives; (3) statements of future financial or operating performance; (4) statements of assumptions underlying such statements; and (5) statements about the completion, timing, financing and impact of the transactions described herein. The Company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward looking statements. Forward looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict. Our actual results could differ materially. Risks and uncertainties that may affect our future results include, but are not limited to, sales levels of the Company’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the Company’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the expected console transition, rapid changes in technology and industry standards, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the transactions may not materialize as expected, the transactions not being timely completed, if completed at all, and the other  factors  identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as amended. The forward-looking statements contained herein are based upon information available to us as of the date of this Report on Form 8-K and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Item 9.01              Financial Statements and Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, entered into as of July 25, 2013, by and among Activision Blizzard, Inc., ASAC II LP and Vivendi S.A.

10.1	Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Robert A. Kotick and Activision Blizzard, Inc.

10.2	Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Brian G. Kelly and Activision Blizzard, Inc.

10.3

Commitment Letter, dated July 25, 2013, by and among Activision Blizzard, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

99.1	Press Release dated July 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Activision Blizzard, Inc.

Date: July 26, 2013	By	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, entered into as of July 25, 2013, by and among Activision Blizzard, Inc., ASAC II LP and Vivendi S.A.

10.1	Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Robert A. Kotick and Activision Blizzard, Inc.

10.2	Waiver and Acknowledgment Letter, dated July 25, 2013, by and between Brian G. Kelly and Activision Blizzard, Inc.

10.3

Commitment Letter, dated July 25, 2013, by and among Activision Blizzard, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

99.1	Press Release dated July 25, 2013